UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             MEIGUO VENTURES I, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                   27-1485512
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                             28248 North Tatum Blvd.
                                  Suite B-1-434
                            Cave Creek, Arizona 85331
          (Address of principal executive offices, including Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

  Not Applicable                                         Not Applicable

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act of registration statement file number to which this form relates:
File no. 333-165726

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.0001 par value per share
                                (Title of Class)

ITEM 1 DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant incorporates herein reference thereto the description of its shares of common stock, $.0001 par value per share ("Common Stock"), set forth under the heading "Description of Securities- Common Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-1, originally filed with Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on March 26, 2010, as amended (File No. 333-165726) (the "Registration Statement"), and in the prospectus included in the Registration Statement subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed incorporated by reference into this registration statement.

ITEM 2 EXHIBITS.

The  following   Exhibits  are   incorporated   herein  from  the   Registrant's
Registration Statement pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended:

                                                                    Incorporated by Reference From
Exhibit No.                 Exhibit Description                  Form     Exhibit No.     Filing Date
-----------                 -------------------                  ----     -----------     -----------
  3(i).1            Certificate of Incorporation of Meiguo       S-1         3(i).1         3/26/10
                    Ventures I, Inc. filed October 31, 2008,
                    with the Secretary of State of Delaware.

  3(i).2            Certificate of Amendment to the Certificate  S-1         3(i).2         3/26/10
                    of Incorporation filed on March 10, 2010,
                    with the Secretary of State of Delaware.

  3(ii)             By-Laws of Meiguo Ventures I, Inc.           S-1         3(ii)          3/26/10

     4.1            Form of Common Stock Certificate             S-1            4.3         6/14/10

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
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of June, 2010.

                                      MEIGUO VENTURES I, INC.


                                      By: /s/ David W. Keaveney
                                          --------------------------------------
                                          David W. Keaveney
                                          Chief Executive Officer and President
                                          (Principal Executive Officer)

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